UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 21, 2024

La Rosa Holdings Corp.
(Exact name of registrant as specified in its charter)

Nevada	001-41588	87-1641189
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1420 Celebration Blvd., 2nd Floor Celebration, Florida	34747
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (321) 250-1799

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	LRHC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The disclosure contained in Item 2.01 of this Current Report is incorporated by reference herein.

Item 2.01 Completion of Acquisition or Disposition of Assets

On August 21, 2024, La Rosa Holdings Corp., a Nevada corporation (the “Company”), consummated its acquisition of 100% of the membership interests (the “Membership Interests”) of Nona Title Agency LLC, a Florida limited liability company (“Nona Title”), and an affiliate of the Chief Executive Officer and Chairman of the Board of the Company, pursuant to a Membership Interest Purchase Agreement, dated August 21, 2024 (the “Purchase Agreement”), by and among the Company, Nona Title and three selling members of Nona Title (the “Selling Members”), including Mr. La Rosa, who owned and sold 49% of the Membership Interests of Nona Title.

A Special Committee of the Company’s Board of Directors consisting of all independent directors approved the terms of the Purchase Agreement on August 20, 2024. The Board of Directors of the Company approved the terms of the Purchase Agreement on August 21, 2024.

The purchase price for the Membership Interests was $658,791.02 consisting of (i) a cash payment of $174,579.62 (the “Cash Payment”) allocated among the three Seller Members, and (ii) $484,211.40 in unregistered shares of common stock of the Company, which was settled by the issuance of 153,718 unregistered shares of the Company’s common stock to each of the Selling Members based on $1.05 per share, the closing price of the Company’s common stock reported by Nasdaq for the trading day immediately preceding the closing date. The shares issued as consideration for the acquisition of the Membership Interests are referred to as the “Purchase Shares.” A portion of the Cash Payment was settled by payment of $6,587.91 to two of the Selling Members on the date of the closing. The remaining portion of the Cash Payment in the amount of $161,403.80 will be settled by payment to Mr. La Rosa at any time within a three months period from the date of the closing.

Concurrently, on August 21, 2024, the Selling Members, except for Mr. La Rosa, entered into lock-up/leak out agreements (the “Lock-up Agreements”) with the Company pursuant to which they may not sell more than one-twelfth of their respective Purchase Shares per calendar month during the one year period commencing after the six-month holding period under Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), subject to applicable securities laws.

The foregoing summaries of the Purchase Agreement and the Lock-up Agreements purport to be summaries only and are qualified in their entireties by reference to such agreements, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

As disclosed under Item 2.01 of this Current Report on Form 8-K, on August 21, 2024, the Company issued in aggregate 461,154 unregistered shares of the Company’s common stock to the Selling Members pursuant to the Purchase Agreement. The Company issued the shares pursuant to the exemption from the registration requirements of the Securities Act available to the Company under Section 4(a)(2) promulgated thereunder since the issuance did not involve a public offering of securities.

Item 7.01 Regulation FD Disclosure.

On August 27, 2024, the Company issued a press release announcing the closing of the Company’s acquisition of Membership Interests described in Item 2.01 of this Current Report on Form 8-K. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be deemed to be incorporated by reference in any filing made by the Company under the Securities Act or the Exchange Act, except as otherwise expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being filed herewith, unless otherwise indicated:

Exhibit No.	Description
10.1*	Form of Membership Interest Purchase Agreement dated as of August 21, 2024 by and among La Rosa Holdings Corp., Nona Title Agency LLC and the Selling Members
10.2	Form of a Leak-Out Agreement
99.1	Press Release of the Company dated as of August 27, 2024
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

*	Schedules and similar attachments have been omitted pursuant to Regulation S-K Item 601(a)(5). The Company agrees to furnish a supplemental copy of any omitted schedule or attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 27, 2024	LA ROSA HOLDINGS CORP.

	By:	/s/ Joseph La Rosa
	Name:	Joseph La Rosa
	Title:	Chief Executive Officer

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